Exhibit 99.1

4849 Evanswood Drive, Columbus, Ohio 43229

FOR IMMEDIATE RELEASE
Max & Erma’s Restaurants, Inc.	For Further Information Contact:
NASDAQ: MAXE	William C. Niegsch, Jr.
Exec.Vice President & Chief Financial Officer
June 15, 2006	(614) 431-5800
www.maxandermas.com
MAX & ERMA’S RESTAURANTS, INC.
REPORTS SECOND QUARTER RESULTS
Second Quarter Highlights:
•	Restaurant margins improve 120 basis points from the second quarter of 2005

•	Franchised restaurant opened in Detroit Airport

•	One Company-owned restaurant and three franchised restaurants planned for second half of 2006

•	Company announces hiring of a Director of Franchise Development

•	Company restructures bank debt and issues $7.0 million of senior subordinated notes.
Financial Summary (Unaudited)
(In thousands, except per share data)

	12 Weeks Ended		28 Weeks Ended
	5/14/06	5/15/05	5/14/06	5/15/05

Revenues	$42,781	$43,025	$100,399	$100,296
Operating Income (Loss)	$655	$(1,260)	$986	$284
Income (Loss) Before Taxes	$(29)	$(1,799)	$(522)	$(979)
Net Income (Loss)	$162	$(944)	$130	$(289)
Diluted Net Income (Loss) per Common Share	$0.06	$(0.37)	$0.05	$(0.11)
Diluted Shares Outstanding	2,556	2,549	2,559	2,529

Columbus, Ohio, June 15, 2006 — Max & Erma’s Restaurants, Inc. (Nasdaq/NMS: MAXE) today reported second quarter 2006 financial results.
Revenues for the second quarter of 2006 dipped slightly from $43.0 million for the second quarter of 2005 to $42.8 million for the second quarter of 2006. Year-to-date revenue rose less than 1% to $100.4 million for 2006 from $100.3 million for 2005. The Company reported net income of $162,000 or $0.06 per diluted share for the second quarter of 2006 as compared to a net loss of $944,000 or $(0.37) per diluted share for the second quarter of 2005. Year-to date the Company reported net income of $130,000 or $0.05 per diluted share versus a net loss of $289,000 or $(0.11) per diluted share for 2005. Net income for 2006 was negatively impacted by a $505,000 pre-tax asset impairment charge recorded in the first quarter of 2006. Net income for the second quarter of 2005 and the year-to-date period was also negatively impacted by a $1.45 million pre-tax asset impairment charge recorded in the second quarter of 2005. The charges primarily relate to the closing or write down of under-performing restaurants.
Todd Barnum, Chairman and Chief Executive Officer of Max & Erma’s, said that he is pleased with the progress the Company made during the quarter. The strategy of closing under-performing restaurants, opening higher volume locations, reduced discounting and improving restaurant level execution all contributed to improved operating results. Restaurant level profit margins improved 120 basis points from the second quarter of 2005 to the second quarter of 2006. Average unit sales volumes were up from last year as sales at last year’s openings were almost 15% above chain average despite a soft sales environment. Excluding the second quarter 2005 impairment charge, operating income more than tripled from the second quarter of 2005 to the second quarter of 2006.
On the franchising front, Mr. Barnum announced the second quarter opening of a franchised restaurant in the Detroit airport and the signing of single unit franchise agreements for restaurants in the Virginia Beach Doubletree Hotel and the Norfolk, Virginia Hilton Hotel. Mr. Barnum said he is also pleased to announce the recent hiring of a Director of Franchise Development. He said that this new position reports directly to our President and is an indication of our commitment to grow and support the franchise side of our business. We expect three additional franchise openings during the second half of the year.
Mr. Barnum added that during the quarter, Max & Erma’s completed a restructuring of its bank debt and raised $7.0 million through the issuance of a six year, interest-only senior subordinated note. Mr. Barnum said that this restructuring reduces our annual debt service by $1.5 million, adds availability of funds and gives us the capital and flexibility to execute our plans.
Mr. Barnum also announced that Jay B. Barney, age 52, has been elected to the Company’s Board of Directors. Dr. Barney is a Professor of Management and the Chase Chair for Excellence in Corporate Strategy at The Ohio State University, where he has taught since 1994. Mr. Barnum said that Dr. Barney is a great addition to the Company’s Board. He brings a wide range of experience to our Board, both academic and professional through an extensive consulting practice. Dr. Barney will replace William E. Arthur, age 77, who retired from the Board after 25 years of dedicated service.

Max & Erma’s currently owns and operates 78 casual dining full-service restaurants in Akron, Canton, Cincinnati, Cleveland, Columbus, Dayton, Niles and Toledo, Ohio; Indianapolis, Indiana; Ann Arbor, Detroit, Grand Rapids, and Lansing Michigan; Pittsburgh and Erie, Pennsylvania; Lexington and Louisville, Kentucky; Chicago, Illinois; Charlotte, North Carolina; Atlanta, Georgia; Virginia Beach and Norfolk, Virginia. The Company also currently franchises 23 restaurants in Chillicothe, Cincinnati, Cleveland, Columbus, Dayton, Sandusky, and Wilmington, Ohio; the Ohio Turnpike; Detroit, Michigan; St. Louis, Missouri; Green Bay, Wisconsin; Philadelphia, Pennsylvania; Edinburgh, Evansville, Seymour and South Bend, Indiana and Richmond, Virginia. The Company’s common shares are traded on the NASDAQ National Market System under the symbol MAXE.
This release includes “forward-looking” information statements, as defined in the Private Securities Litigation Reform Act of 1995, including the statements relating to future restaurant openings. Actual performance may differ materially from that projected in such statements. Major factors potentially affecting performance include a significant change in the performance of any existing units, the ability to obtain locations for, and complete construction of, additional restaurants at acceptable costs and the ability to obtain the services of qualified personnel at acceptable wages. The Cautionary statements regularly filed by the Company in its most recent annual report to the Securities and Exchange Commission on Form 10-K and its Quarterly Reports to the SEC on Forms 10-Q are incorporated herein by reference. Investors are specifically referred to such Cautionary statements for a discussion of factors which could affect the Company’s operations and forward-looking statements made in this communication.
- FINANCIAL HIGHLIGHTS FOLLOW -

MAX & ERMA’S RESTAURANTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	May 14, 2006
	(UNAUDITED)	October 30, 2005
ASSETS

Current Assets:
Cash	$3,121,525	$2,910,889
Inventories	1,206,800	1,401,368
Other Current Assets	2,473,507	2,387,896

Total Current Assets	6,801,832	6,700,153

Property — At Cost	105,316,493	104,292,729
Less Accumulated Depreciation and Amortization	52,154,852	48,686,165

Property — Net	53,161,641	55,606,564

Other Assets	13,002,180	11,550,568

Total	$72,965,653	$73,857,285

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Current Maturities of Long-Term Obligations	$2,728,829	$4,227,282
Accounts Payable	4,219,315	5,589,058
Accrued Payroll and Related Taxes	2,681,753	2,718,540
Accrued Liabilities	5,988,194	6,197,616

Total Current Liabilities	15,618,091	18,732,496

Long-Term Obligations — Less Current Maturities	43,785,312	41,817,482

Stockholders’ Equity:
Preferred Stock — $.10 Par Value; Authorized 500,000 Shares — None Outstanding
Common Stock — $.10 Par Value; Authorized 5,000,000 Shares, Issued and Outstanding 2,551,974 Shares At 05/14/06 and 2,546,778 Shares at 10/30/05	255,196	254,677
Additional Paid-In Capital	802,720	678,225
Retained Earnings	12,504,334	12,374,405

Total Stockholders’ Equity	13,562,250	13,307,307

Total	$72,965,653	$73,857,285

MAX & ERMA’S RESTAURANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Twelve Weeks Ended		Twenty-eight Weeks Ended
	May 14, 2006	May 15, 2005	May 14, 2006	May 15, 2005

REVENUES:	$42,781,321	$43,024,863	$100,398,728	$100,295,691

COSTS AND EXPENSES:
Costs of Goods Sold	10,819,642	11,098,173	25,753,263	25,610,149
Payroll and Benefits	13,773,438	13,844,390	31,947,741	31,850,514
Other Operating Expenses	14,116,571	14,362,187	33,345,853	33,055,194
Pre-Opening Expenses	8,149	116,989	8,149	124,038
Impairment of Assets		1,450,000	504,524	1,450,000
Administrative Expenses	3,408,131	3,413,598	7,852,711	7,921,698

Total Operating Expenses	42,125,931	44,285,337	99,412,241	100,011,593

Operating Income (Loss)	655,390	(1,260,474)	986,487	284,098
Interest Expense	646,202	538,233	1,470,055	1,244,235
Minority Interest in Income of Affiliated Partnerships	38,503		38,503	19,252

LOSS BEFORE INCOME TAXES	(29,315)	(1,798,707)	(522,071)	(979,389)

INCOME TAXES (CREDIT)	(191,000)	(855,000)	(652,000)	(690,000)

NET INCOME (LOSS)	$161,685	$(943,707)	$129,929	$(289,389)

NET INCOME (LOSS) PER SHARE
Basic	$.06	$(0.37)	$0.05	$(0.11)

Diluted	$.06	$(0.37)	$0.05	$(0.11)

SHARES OUTSTANDING:
Basic	2,551,974	2,549,083	2,550,198	2,529,133

Diluted	2,556,195	2,549,083	2,559,169	2,529,133

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